SERVISFIRST BANCSHARES, INC.

Announces Record Earnings for 2012

Birmingham, Ala. – (PR Newswire) – January 28, 2013 – ServisFirst Bancshares, Inc. today reported earnings for the quarter and the year ended December 31, 2012.

2012 and Fourth Quarter Highlights:

▪	2012 net income of $34 million, a 48% increase over 2011
▪	Fourth Quarter net income of $8.5 million, a 31% increase year / year
▪	Fully diluted earnings per share of $4.99 for 2012
▪	Paid a special dividend of $0.50 per share on 12/31/2012
▪	Loan growth of $532 million for 2012, a 29% increase year / year

Bud Foshee, CFO, stated, “We are pleased to report both record earnings and seven consecutive years of profitability.” Tom Broughton, President and CEO, said “We are pleased to reflect continued high asset quality with our nonperforming assets to total loans plus foreclosed real estate ending the year under 1%. Our book value reached $30.84 per share, which is more than triple our initial book value in 2005.”

ABOUT SERVISFIRST:

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama and Pensacola, Florida.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc. are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and so-called “bailout” initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectibility of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Bud Foshee (205) 949-0307

BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except shares and per share data)

	Three Months Ended
	December 31,		September 30,
	2012	2011	2012
Total interest income	$29,055	$25,058	$27,743
Total interest expense	3,624	3,970	3,695
Net interest income before provision for loan losses	25,431	21,088	24,048
Provision for loan losses	2,449	2,507	1,185
Net interest income after provision for loan losses	22,982	18,581	22,863
Total noninterest income	2,586	2,065	2,360

Salaries and employee benefits	6,477	5,555	5,697
Other noninterest expense	6,426	5,105	5,574
Total noninterest expense	12,903	10,660	11,271
Income before taxes	12,665	9,986	13,952
Income taxes	4,108	3,399	4,650
Net income	8,557	6,587	9,302
Preferred stock dividends	100	100	100
Net income available to common stockholders	$8,457	$6,487	$9,202

Basic earnings per common share	$1.40	$1.10	$1.53
Diluted earnings per common share	$1.23	$0.96	$1.35
Average basic common shares	6,052,570	5,908,455	6,005,242
Average fully diluted common shares	6,971,752	6,888,206	6,947,429

	Year Ended December 31,
	2012	2011
Total interest income	$109,023	$91,411
Total interest expense	14,901	16,080
Net interest income before provision for loan losses	94,122	75,331
Provision for loan losses	9,100	8,972
Net interest income after provision for loan losses	85,022	66,359
Total noninterest income	9,643	6,926

Salaries and employee benefits	22,587	19,518
Other noninterest expense	20,513	17,940
Total noninterest expense	43,100	37,458
Income before taxes	51,565	35,827
Income taxes	17,120	12,389
Net income	34,445	23,438
Preferred stock dividends	400	200
Net income available to common stockholders	$34,045	$23,238

Basic earnings per common share	$5.68	$4.03
Diluted earnings per common share	$4.99	$3.53
Average basic common shares	5,996,437	5,759,524
Average fully diluted common shares	6,941,752	6,749,163

SERVISFIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	December 31, 2011	September 30, 2012
ASSETS
Cash and due from banks	$177,450	$142,368	$244,673
Investment securities	259,848	309,018	257,373
Restricted equity securities	3,941	3,501	3,941
Federal funds sold and other investments	3,291	100,565	10,672
Mortgage loans held for sale	25,826	17,859	28,558

Loans	2,363,182	1,830,742	2,161,130
Reserve for loan losses	(26,258)	(22,030)	(24,604)
Net loans	2,336,924	1,808,712	2,136,526
Foreclosed real estate	9,685	12,275	9,641
Bank owned life insurance contracts	57,014	40,390	41,551
Other assets	32,335	26,097	30,299
Total assets	$2,906,314	$2,460,785	$2,763,234

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	$545,174	$418,810	$512,962
Interest-bearing	1,966,398	1,725,077	1,896,559
Total deposits	2,511,572	2,143,887	2,409,521
Federal funds purchased	117,065	79,265	91,317
Borrowings	34,967	35,468	30,463
Interest payable	942	945	918
Other liabilities	8,511	4,928	6,009
Total liabilities	2,673,057	2,264,493	2,538,228

Stockholders' equity	233,257	196,292	225,006
Total liabilities and stockholders' equity	$2,906,314	$2,460,785	$2,763,234

SERVISFIRST BANCSHARES, INC.

Key Ratios

	Three Months Ended
	December 31,		September 30,
	2012	2011	2012
Return on average assets	1.18%	1.08%	1.38%
Return on average common equity	14.67%	13.40%	16.64%
Net interest margin (fully taxable-equivalent)	3.75%	3.72%	3.82%
Efficiency ratio	46.05%	46.04%	42.68%

	Year Ended December 31,
	2012	2011
Return on average assets	1.30%	1.11%
Return on average common equity	15.81%	14.73%
Net interest margin (fully taxable-equivalent)	3.80%	3.79%
Efficiency ratio	41.54%	45.54%

	December 31,		September 30,
	2012	2011	2012
Book value per common share	$30.84	$26.34	$30.81
Tangible book value per common share	$30.84	$26.34	$30.81
% of reserve for loan losses to total loans	1.11%	1.20%	1.14%
Nonperforming assets to total loans plus foreclosed real estate	0.85%	1.41%	1.05%
Nonperforming assets to total assets	0.69%	1.06%	0.83%